Exhibit 99.1

CONTACT: Barry H. Bass Chief Financial Officer (301) 986-9200 bbass@first-potomac.com	First Potomac Realty Trust 7600 Wisconsin Avenue 11th Floor Bethesda, MD 20814 www.first-potomac.com
FOR IMMEDIATE RELEASE
FIRST POTOMAC REALTY TRUST REPORTS
FIRST QUARTER 2008 RESULTS
Highlights:
First Quarter 2008
•	Reports FFO of $11.9 million, or $0.48 per diluted share, for the first quarter of 2008 compared to $9.7 million, or $0.39 per diluted share, for the first quarter of 2007.

•	Increases full-year 2008 FFO guidance to $2.04 to $2.14 per diluted share, including cash gains on sale, to reflect a $0.09 per diluted share gain from debt extinguishment in the first quarter.

•	Executes 939,505 square feet of leases, consisting of 339,426 square feet of new leases and 600,079 square feet of renewal leases.

•	Rental rates per square foot increase 23% (GAAP) and 8% (cash) for new leases and 9% (GAAP) and 6% (cash) for renewal leases.
BETHESDA, MD (April 23, 2008) – First Potomac Realty Trust (NYSE: FPO), a self-administered, self-managed real estate investment trust that focuses on owning, developing, redeveloping and operating industrial properties and business parks in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three months ended March 31, 2008.
The Company’s funds from operations (FFO) for the first quarter of 2008 increased 22% to $11.9 million, or $0.48 per diluted share, compared with $9.7 million, or $0.39 per diluted share, during the first quarter of 2007. The Company reported net income for the first quarter of 2008 of $2.3 million, or $0.10 per diluted share, compared with a net loss of $0.2 million, or $0.01 per diluted share, for the first quarter of 2007. During March 2008, the Company repurchased $13.75 million of its Exchangeable Senior Notes at a discount, resulting in a net gain of $2.1 million, or $0.09 per diluted share.
The Company’s portfolio was 87.8% leased and 85.6% occupied at March 31, 2008 compared to 87.2% leased and 86.3% occupied at December 31, 2007. A list of the Company’s assets, as well as additional information regarding the Company’s results of operations can be found in the Company’s First Quarter 2008 Supplemental Financial Report, which is posted on the Company’s website,
www.first-potomac.com.
Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust, stated, “Our leasing momentum continued in the first quarter with our strongest quarter of leasing to date, and our tenant retention rate returned to a strong 85%. This very solid leasing effort sets us up well for the balance of the year and beyond.”
Significant Leasing Activity
During the first quarter of 2008, the Company executed 939,505 square feet of leases, which consist of 339,426 square feet of new leases and 600,079 square feet of renewal leases. New leases executed include 60,000 square feet at Crossways Commerce Center, 54,275 square feet at Diamond Hill Distribution Center and 30,443 square feet at Greenbrier Circle Corporate Center. Rent is expected to commence for all the new leases by the end of the third quarter. The Company’s largest renewal activity occurred at

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Crossways Commerce Center, where 239,316 square feet were renewed. The Company also renewed 120,000 square feet at 1000 Lucas Way to an existing tenant. The new and renewal leases executed at Crossways Commerce Center include the expansion and renewal of tenants into space recently vacated by Visteon Corporation, whose lease at the property was terminated in March 2008.
Financial Structure
At March 31, 2008, the Company’s debt-to-total-market capitalization ratio was 63.7% based on the Company’s closing stock price of $15.37. The Company’s interest coverage ratio for the quarter was 2.1 times compared with 2.2 times for the quarter ended December 31, 2007.
Of the $679.9 million of debt outstanding at March 31, 2008, $563.8 million was fixed-rate debt with a weighted average effective interest rate of 5.5% and a weighted average maturity of 4.5 years. The remaining $116.1 million was floating-rate debt, comprised of a $50 million term loan and $66.1 million of borrowings on the Company’s unsecured revolving credit facility. In January 2008, the Company entered into an interest rate swap agreement that fixed the underlying interest rate on the $50 million term loan at 2.71%, plus a spread of 0.70% to 1.25%. At March 31, 2008, the floating-rate debt had a weighted average interest rate of 3.9% and a weighted average maturity of 2.2 years.
Loan Commitment
On April 21, 2008, the Company received a commitment for a $70 million secured term loan from KeyBank to refinance its approximately $70 million mortgage loan on its Suburban Maryland Portfolio that matures in September 2008. The loan would have an initial term of one year, and would give the Company the option to extend the loan for an additional one-year period with the payment of a 25 basis point extension fee. The loan requires a commitment fee of 75 basis points at closing and would bear interest at a rate of LIBOR plus 200 basis points.
Debt Repayment
On February 29, 2008, the Company prepaid the $8.5 million remaining principal balance and the related accrued interest on the mortgage loan that encumbered Herndon Corporate Center. The loan, which was to mature on April 1, 2008, had a contractual interest rate of 5.11% and an effective interest rate of 5.66%. The prepayment was funded with borrowings on the Company’s unsecured revolving credit facility and available cash.
Debt Repurchase
On March 10th and 11th the Company repurchased $13.75 million of its Exchangeable Senior Notes, at an average price of 82.74%, which resulted in a gain of $2.1 million, net of deferred financing costs and original issue discount write-offs. The repurchase was funded with borrowings on the Company’s unsecured revolving credit facility and available cash.
Dividends
On April 22, 2008, the Company declared a dividend of $0.34 per common share. The dividend will be paid on May 9, 2008, to common shareholders of record as of May 2, 2008.
Earnings and FFO Guidance
The Company has updated its FFO guidance for full-year 2008 to $2.04 to $2.14 per diluted share, including gains on sale, and net income guidance to $0.74 to $0.79 per diluted share to reflect the gain on the early retirement of debt recognized during the first quarter.

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The following presents a reconciliation of net income per diluted share to FFO per diluted share:

Guidance Range for Full-Year 2008	Low Range	High Range
Net income from continuing operations per diluted share, including gain on the retirement of debt	$0.74	$0.79
Real estate depreciation and minority interest per diluted share	1.45	1.50
Less: GAAP Gain on Sale	(0.55)	(0.45)

FFO, per diluted share	1.64	1.84
Add: Cash Gains on Sale	0.40	0.30

FFO, including Cash Gains on Sale, per diluted share	$2.04	$2.14

Barry H. Bass, chief financial officer of First Potomac Realty Trust, stated, “Our first quarter operations came in ahead of our expectations, and we were also able to opportunistically acquire some of our Exchangeable Notes at a discount. We are comfortable with the guidance that we previously issued and have added to it the gain that we realized from repurchasing the notes. We also received a commitment to refinance our largest piece of mortgage debt maturing this year and are working on several other initiatives that will help to transform our balance sheet.”
Investor Conference Call and Webcast
First Potomac Realty Trust will host a conference call on Thursday, April 24, 2008 at 11:00 a.m. ET, to discuss first quarter results. The number to call for this interactive teleconference is (303) 262-2130. A replay of the conference call will be available through May 2, 2008 by dialing (303) 590-3000 and entering the confirmation number, 11110958# when prompted for the pass code.
A live broadcast of the conference call will also be available online and can be accessed from the Investor Information page of the Company’s website, www.first-potomac.com, on Thursday, April 24, 2008, beginning at 11:00 a.m. ET. An online replay will be available on the above site shortly after the call and will continue for 90 days.
About First Potomac Realty Trust
First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, developing, redeveloping and operating industrial properties and business parks in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company’s portfolio totals approximately 11.4 million square feet. The Company’s largest tenant is the U.S. Government.

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Non-GAAP Financial Measures
Funds from Operations – Funds from operations (“FFO”) represents net income before minority interest (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures and gains or losses on the sale of property. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. FFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s FFO calculations are reconciled to net income in the Company’s Consolidated Statements of Operations included in this release.
NOI – The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of the Company’s property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, developing, redeveloping and operating industrial properties and business parks, and provides a prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.
Same-Property NOI – The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same-property NOI calculations are reconciled to NOI at the end of this release.
Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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FIRST POTOMAC REALTY TRUST
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007
	(unaudited)
Revenues:
Rental	$25,860	$24,920
Tenant reimbursements and other	5,725	5,250

Total revenues	31,585	30,170

Operating expenses:

Property operating	7,073	6,752
Real estate taxes and insurance	3,027	2,634
General and administrative	2,701	2,966
Depreciation and amortization	9,520	9,948

Total operating expenses	22,321	22,300

Operating income	9,264	7,870

Other expenses (income):
Interest expense	9,131	8,289
Interest and other income	(131)	(194)
Gain on early retirement of debt	(2,112)	—

Total other expenses	6,888	8,095

Income (loss) from continuing operations before minority interests	2,376	(225)

Minority interests	(74)	5

Net income (loss)	$2,302	$(220)

Depreciation and amortization of real estate assets	9,520	9,948
Minority interests	74	(5)

Funds from operations (FFO)	$11,896	$9,723

Net income (loss) per share — basic and diluted:	$0.10	$(0.01)
Weighted average common shares outstanding — basic	24,097	24,026
Weighted average common shares outstanding — dilutive	24,135	24,026

FFO per share — basic and diluted:	$0.48	$0.39
Weighted average common shares and units outstanding — basic	24,882	24,847
Weighted average common shares and units outstanding — diluted	24,920	25,093

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FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets
(Amounts in thousands, except per share amounts)

	March 31, 2008	December 31, 2007
	(unaudited)
Assets:
Rental property, net	$979,129	$977,106
Cash and cash equivalents	4,363	5,198
Escrows and reserves	13,862	13,360
Accounts and other receivables, net of allowance for doubtful accounts of $744 and $700, respectively	4,411	4,365
Accrued straight-line rents, net of allowance for doubtful accounts of $51 and $43, respectively	7,211	6,638
Deferred costs, net	12,679	12,377
Prepaid expenses and other assets	6,443	6,525
Intangible assets, net	24,371	26,730

Total assets	$1,052,469	$1,052,299

Liabilities:
Mortgage loans	$379,406	$390,072
Exchangeable senior notes, net of discount	109,414	122,797
Senior notes	75,000	75,000
Secured term loan	50,000	50,000
Unsecured revolving credit facility	66,100	38,600
Accounts payable and accrued expenses	13,088	11,450
Accrued interest	5,088	2,776
Rents received in advance	4,349	4,709
Tenant security deposits	5,227	5,422
Deferred market rent	8,504	9,117

Total liabilities	716,176	709,943

Minority interests (redemption value $11,995 and $13,957, respectively)	10,986	11,545

Shareholders’ equity:
Common shares, $0.001 par value, 100,000 shares authorized; 24,458 and 24,251 shares issued and outstanding, respectively	24	24
Additional paid-in capital	430,611	429,870
Accumulated other comprehensive loss	(296)		—
Dividends in excess of accumulated earnings	(105,032)	(99,083)

Total shareholders’ equity	325,307	330,811

Total liabilities and shareholders’ equity	$1,052,469	$1,052,299

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FIRST POTOMAC REALTY TRUST
Net Operating Income (NOI)
Same-Property Analysis
(unaudited, dollars in thousands)

	Three Months Ended March 31,
	2008	2007
Total base rent	$23,629	$23,994
Tenant reimbursement and other	4,864	5,027
Property operating expenses	(6,034)	(6,400)
Real estate taxes and insurance	(2,805)	(2,546)

Same-property[1] NOI — accrual basis	19,654	20,075

Straight-line revenue, net	(382)	(240)
Deferred market rental revenue	(393)	(451)

Same-property[1] NOI — cash basis	$18,879	$19,384

Change in same-property NOI — accrual basis	-2.1%
Change in same-property NOI — cash basis	-2.6%

Changes in Same Property NOI — accrual basis
Rental revenue decrease	$(6)
Tenant reimbursement and other decrease	(163)
Occupancy decrease	(359)
Expense decrease	107

	$(421)

Same property percentage of total portfolio (sf)	89.6%

Analysis of Same Property NOI

	Three Months Ended March 31,
	2008	2007
Total revenues	$31,585	$30,170
Property operating expenses	(7,073)	(6,752)
Real estate taxes and insurance	(3,027)	(2,634)

NOI	21,485	20,784

Less: Non-same property NOI	(1,831)	(709)

Same-property[1] NOI — accrual basis	19,654	20,075

Straight-line revenue, net	(382)	(240)
Deferred market rental revenue	(393)	(451)

Same-property[1] NOI — cash basis	$18,879	$19,384

(1)	Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same property results exclude the results of the following non same-properties: Crossways Commerce Center (Expansion), John Marshall Highway (Building II), Greenbrier Circle Corporate Center, Greenbrier Technology Center I, Pine Glen, Ammendale Commerce Center, River’s Bend Center II and Annapolis Commerce Park East.

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